Exhibit k(8)

POWER OF ATTORNEY

I, the undersigned Director of the following investment companies:

Versus Capital Multi-Manager Real Estate Income Fund LLC
Versus Capital Real Assets Fund LLC

(each individually, a “Fund” and collectively, the “Funds”) hereby constitute and appoint Steve Andersen, Brian Petersen and Jill Varner, and each of them, severally, with full powers of substitution, my true and lawful attorneys and agents to execute in my name, place and stead (in such capacity) any and all amendments to enable each of the Funds to comply with the Securities Act of 1933, as amended (the “Securities Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with each Fund’s Registration Statements on Form N-2 pursuant to the Securities Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in the capacity listed below, such Registration Statement and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the Securities Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that each said attorney-in-fact and agent, or substitute or substitutes therefor, shall lawfully do or cause to be done by virtue hereof.

This power of attorney is effective for all documents filed on or after October 7, 2022.

Signature:	Title:	Date:

/s/ Susan K. Wold
Susan K. Wold	Director	October 7, 2022